Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS FOURTH QUARTER NET INCOME

OF $244.0 MILLION, EARNINGS PER COMMON SHARE OF $0.98

FULL YEAR NET INCOME

OF $811.8 MILLION, EARNINGS PER COMMON SHARE OF $3.32

(Chicago, January 21, 2015) Northern Trust Corporation today reported fourth quarter net income per diluted common share of $0.98, up from $0.70 in the fourth quarter of 2013 and $0.84 in the third quarter of 2014. Net income was $244.0 million, compared to $169.7 million in the prior year quarter and $204.5 million in the prior quarter. Return on average common equity was 11.5%, compared to 8.7% in the prior year quarter and 10.1% in the prior quarter.

The current quarter includes a $9.5 million income tax benefit related to Northern Trust’s decision to reinvest the pre-tax earnings of a foreign subsidiary indefinitely outside the U.S. Excluding the income tax benefit, net income per diluted common share, net income and return on average common equity in the current quarter were $0.94, $234.5 million and 11.0%. The prior year quarter included a $19.2 million pre-tax charge in connection with an agreement to resolve certain litigation. Excluding the legal settlement charge, net income per diluted common share, net income and return on average common equity in the prior year quarter were $0.75, $181.6 million, and 9.3%, respectively.

Net income per diluted common share for the full year was $3.32, compared to $2.99 in 2013. Net income for 2014 totaled $811.8 million, up $80.5 million, or 11%, from the prior year’s $731.3 million.

“Fourth quarter and full year results reflect a continued focus on serving the complex and evolving needs of our clients, while enhancing profitability and returns for our shareholders. Our return on equity improved to 10.0% in 2014 from 9.5% in 2013. We increased our quarterly common stock dividend to $0.33 per share and repurchased 7.5 million shares during the year, returning $792 million in capital to our common shareholders compared to $609 million in 2013.

New business and higher equity markets drove client assets under custody and under management up 7% and 6%, respectively, in 2014. Trust, investment and other servicing fees – which represent 65% of total revenue – increased a strong 9%. Expense growth of 5% reflects continued growth in our business, ongoing investment to support technology initiatives, and actions taken during 2014 to realign our organizational structure,” said Frederick H. Waddell, Chairman and Chief Executive Officer.

FOURTH QUARTER 2014 PERFORMANCE VS. FOURTH QUARTER 2013

Net income per common share was $0.98 in the fourth quarter of 2014, up from $0.70 in the fourth quarter of 2013. Net income was $244.0 million, compared to $169.7 million in the prior year quarter. Excluding the current quarter income tax benefit, net income per diluted common share and net income were $0.94 and $234.5 million. Excluding the prior year quarter legal settlement charge, net income per diluted common share and net income in the prior year quarter were $0.75 and $181.6 million, respectively.

Revenue of $1.13 billion was up $84.9 million, or 8%, from $1.05 billion in the prior year quarter. Noninterest income increased $70.9 million, or 9%, to $866.2 million from the prior year quarter’s $795.3 million, primarily reflecting higher trust, investment and other servicing fees, foreign exchange trading income and security commissions and trading income as compared to the prior year quarter. Net interest income on a fully taxable equivalent (FTE) basis increased $11.8 million, or 5%, to $270.9 million compared to $259.1 million in the prior year quarter, due to higher levels of earning assets, partially offset by a decrease in the net interest margin.

Trust, investment and other servicing fees were $728.2 million, up $54.4 million, or 8%, from $673.8 million in the prior year quarter. The increase primarily reflects new business and higher equity markets, partially offset by the unfavorable impact of movements in foreign exchange rates.

FOURTH QUARTER 2014 PERFORMANCE VS. FOURTH QUARTER 2013 (continued)

Assets under custody and assets under management are the primary drivers of our trust, investment and other servicing fees. The following table provides the assets under custody and assets under management of Northern Trust’s Corporate & Institutional Services (C&IS) and Wealth Management business units.

	December 31,	September 30,	December 31,	% Change	% Change
($ In Billions)	2014	2014	2013	Q4-14/Q3-14	Q4-14/Q4-13
Assets Under Custody
Corporate & Institutional	$5,453.1	$5,403.1	$5,079.7	1%	7%
Wealth Management	515.7	507.2	496.0	2	4

Total Assets Under Custody	$5,968.8	$5,910.3	$5,575.7	1%	7%

Assets Under Management
Corporate & Institutional	$709.6	$702.9	$662.7	1%	7%
Wealth Management	224.5	220.4	221.8	2	1

Total Assets Under Management	$934.1	$923.3	$884.5	1%	6%

C&IS trust, investment and other servicing fees increased $38.4 million, or 10%, to $409.5 million from the prior year quarter’s $371.1 million.

($ In Millions)	Q4 2014	Q4 2013	Change Q4 2014 from Q4 2013
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$281.6	$251.3	$30.3	12%
Investment Management	77.6	74.9	2.7	4
Securities Lending	21.8	21.8	—	—
Other	28.5	23.1	5.4	23

Total	$409.5	$371.1	$38.4	10%

Custody and fund administration fees, the largest component of C&IS fees, increased 12%, driven by new business and higher equity markets, partially offset by the unfavorable impact of movements in foreign exchange rates. C&IS investment management fees increased 4%, as higher equity markets and new business were partially offset by higher waived fees in money market mutual funds. Money market mutual fund fee waivers in C&IS, attributable to persistent low short-term interest rates, totaled $16.8 million, compared to waived fees of $14.7 million in the prior year quarter. Securities lending revenue was unchanged from the prior year quarter, as higher loan volumes were offset by lower spreads in the current quarter. Other fees in C&IS increased 23%, primarily related to income from investment risk and analytical services.

FOURTH QUARTER 2014 PERFORMANCE VS. FOURTH QUARTER 2013 (continued)

Trust, investment and other servicing fees in Wealth Management totaled $318.7 million, increasing $16.0 million, or 5%, from $302.7 million in the prior year quarter. The increased fees are attributable to higher equity markets and new business. Money market mutual fund fee waivers in Wealth Management totaled $16.2 million in both the current and prior year quarter.

Foreign exchange trading income totaled $60.7 million, up $9.9 million, or 19%, compared with $50.8 million in the prior year quarter. The increase is attributable to higher currency market volatility and client volumes as compared to the prior year quarter.

Security commissions and trading income totaled $20.9 million compared to $14.6 million in the prior year quarter, an increase of $6.3 million, or 43%. The increase is attributable to higher income from interest rate protection products as well as higher core brokerage revenues.

Other operating income totaled $41.2 million, up 8% from $38.2 million in the prior year quarter. The increase reflects additional income associated with a third-party servicing agreement modified in the current quarter.

Net interest income on an FTE basis totaled $270.9 million, up $11.8 million, or 5%, compared to $259.1 million in the prior year quarter. The increase is the result of higher levels of earning assets, partially offset by a decline in the net interest margin. Earning assets for the quarter averaged $99.4 billion, up $7.8 billion, or 9%, from $91.6 billion in the prior year quarter, primarily resulting from higher levels of Federal Reserve deposits, securities and loans, reflecting higher levels of demand and interest-bearing deposits. The net interest margin declined to 1.08% from 1.12% in the prior year quarter, primarily reflecting lower yields on earning assets, partially offset by a lower cost of interest-related funds.

A provision for credit losses of $3.0 million was recorded in the current quarter compared to $5.0 million in the prior year quarter. Net charge-offs were $5.4 million, resulting from charge-offs of $8.2 million and recoveries of $2.8 million. The prior year quarter included $14.6 million of net charge-offs, resulting from $19.5 million of charge-offs and $4.9 million of

FOURTH QUARTER 2014 PERFORMANCE VS. FOURTH QUARTER 2013 (continued)

recoveries. Nonperforming assets decreased 15% from the prior year quarter. Residential real estate loans and commercial real estate loans accounted for 75% and 17%, respectively, of total nonperforming loans and leases at December 31, 2014.

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

	December 31,	September 30,	December 31,
($ In Millions)	2014	2014	2013
Nonperforming Assets
Nonperforming Loans and Leases	$215.7	$220.5	$262.8
Other Real Estate Owned	16.6	10.7	11.9

Total Nonperforming Assets	232.3	231.2	274.7

Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	267.0	269.4	278.1
Undrawn Loan Commitments and Standby Letters of Credit	28.9	28.9	29.8

Total Allowance for Credit Losses	$295.9	$298.3	$307.9

Ratios
Nonperforming Loans and Leases to Total Loans and Leases	0.68%	0.72%	0.89%
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	0.84%	0.88%	0.95%
Allowance for Credit Losses Assigned to Loans and Leases to Nonperforming Loans and Leases	1.2x	1.2x	1.1x

Noninterest expense totaled $781.3 million, down $13.2 million, or 2%, from $794.5 million in the prior year quarter. Excluding the prior year quarter legal settlement charge of $19.2 million, noninterest expense increased $6.0 million, or 1%, from the prior year quarter, primarily attributable to higher compensation and equipment and software expense, partially offset by lower outside services expense.

Compensation expense, the largest component of noninterest expense, equaled $355.7 million, up $20.9 million, or 6%, from $334.8 million in the prior year quarter, reflecting higher performance-based compensation, staff growth and base pay adjustments, partially offset by the favorable impact of movements in foreign exchange rates. Staff on a full-time equivalent basis at December 31, 2014, totaled approximately 15,400, up 4% from a year ago.

FOURTH QUARTER 2014 PERFORMANCE VS. FOURTH QUARTER 2013 (continued)

Employee benefit expense totaled $62.7 million, down 6% from $66.5 million in the prior year quarter. The decrease is primarily attributable to lower pension and employee medical expense, partially offset by higher payroll tax expense.

Expense associated with outside services totaled $143.2 million, down $8.9 million, or 6%, from $152.1 million in the prior year quarter, primarily reflecting lower legal, technical services, consulting and sub-custodian expenses.

Equipment and software expense totaled $103.5 million, up 5% from $98.6 million in the prior year quarter. The current quarter reflects higher software amortization and related software support costs.

Other operating expense totaled $71.1 million, down $27.6 million, or 28%, from $98.7 million in the prior year quarter. Excluding the prior year quarter legal settlement charge of $19.2 million, other operating expense decreased $8.4 million, or 11%, primarily due to lower business promotion and staff-related expenses.

The provision for income taxes was $101.8 million, representing an effective tax rate of 29.5%. The current quarter includes the $9.5 million income tax benefit related to Northern Trust’s decision to reinvest the pre-tax earnings of a foreign subsidiary indefinitely outside the U.S. The provision for income taxes in the prior year quarter was $76.0 million, representing an effective tax rate of 30.9%.

FOURTH QUARTER 2014 PERFORMANCE VS. THIRD QUARTER 2014

Net income per diluted common share was $0.98 in the current quarter, compared to $0.84 in the third quarter of 2014. Net income totaled $244.0 million, compared to $204.5 million in the prior quarter. Excluding the current quarter income tax benefit of $9.5 million, net income per diluted common share and net income were $0.94 and $234.5 million, respectively.

Revenue was $1.13 billion in the current quarter, up $51.2 million, or 5%, from $1.08 billion in the prior quarter. Noninterest income increased $36.6 million, or 4%, to $866.2 million from $829.6 million, primarily reflecting increased foreign exchange trading income, trust investment and other servicing fees and security commissions and trading income. Net interest income on an FTE basis of $270.9 million was up $14.7 million, or 6%, from $256.2 million.

FOURTH QUARTER 2014 PERFORMANCE VS. THIRD QUARTER 2014 (continued)

Trust, investment and other servicing fees totaled $728.2 million, up $10.0 million, or 1%, from $718.2 million in the prior quarter, primarily reflecting new business, partially offset by the unfavorable impact of movements in foreign exchange rates.

C&IS trust, investment and other servicing fees totaled $409.5 million, up $9.6 million, or 2%, from $399.9 million in the prior quarter.

($ In Millions)	Q4 2014	Q3 2014	Change Q4 2014 from Q3 2014
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$281.6	$275.0	$6.6	2%
Investment Management	77.6	75.4	2.2	3
Securities Lending	21.8	22.0	(0.2)	(2)
Other	28.5	27.5	1.0	4

Total	$409.5	$399.9	$9.6	2%

C&IS custody and fund administration fees increased 2%, primarily due to new business, partially offset by the unfavorable impact of movements in foreign exchange rates. Investment management fees increased 3%, attributable to new business and higher equity markets. C&IS investment management fees include waived fees in money market mutual funds of $16.8 million in the current quarter, relatively unchanged from $16.7 million in the prior quarter. Other fees in C&IS increased 4%, primarily reflecting higher revenue from benefit payment services.

Wealth Management trust, investment and other servicing fees were $318.7 million, as compared to $318.3 million in the prior quarter. Money market mutual fund fee waivers in Wealth Management totaled $16.2 million, compared to $16.9 million in the prior quarter.

Foreign exchange trading income increased $14.3 million, or 31%, to $60.7 million compared to $46.4 million in the prior quarter, primarily reflecting higher currency market volatility.

Security commissions and trading income totaled $20.9 million compared to $14.2 million in the prior quarter, an increase of $6.7 million, or 47%. The increase is attributable to higher income from interest rate protection products as well as higher core brokerage revenues.

FOURTH QUARTER 2014 PERFORMANCE VS. THIRD QUARTER 2014 (continued)

Other operating income totaled $41.2 million, up $7.1 million, or 21%, from $34.1 million in the prior quarter. The increase reflects additional income associated with a third-party servicing agreement modified in the current quarter.

Net interest income on an FTE basis totaled $270.9 million, up $14.7 million, or 6%, from $256.2 million in the prior quarter. Earning assets averaged $99.4 billion, up $2.4 billion, or 2%, from $97.0 billion in the prior quarter. The increase is primarily resulting from higher levels of Federal Reserve deposits and loans, reflecting increased demand deposits. The net interest margin was 1.08% compared to 1.05% in the prior quarter. The improved net interest margin resulted from higher yields on earning assets and a lower cost of interest-related funds in the current quarter.

A provision for credit losses of $3.0 million was recorded in the current quarter. No provision for credit losses was recorded in the prior quarter. Net charge-offs totaled $5.4 million resulting from $8.2 million of charge-offs and $2.8 million of recoveries, compared to $5.2 million of net charge-offs in the prior quarter resulting from $8.6 million of charge-offs and $3.4 million of recoveries. Nonperforming assets increased slightly as compared to the prior quarter.

Noninterest expense totaled $781.3 million, up $6.6 million, or 1%, from $774.7 million in the prior quarter.

Compensation expense totaled $355.7 million, up $7.7 million, or 2%, from $348.0 million in the prior quarter, reflecting higher performance-based compensation, partially offset by the favorable impact of movements in foreign exchange rates.

Employee benefit expense totaled $62.7 million for the current quarter, down $7.9 million, or 11%, from $70.6 million in the prior quarter, primarily due to lower expense associated with employee medical benefits.

Equipment and software expense totaled $103.5 million, up 3% from $100.5 million in the prior quarter, due to higher software amortization and related software support costs.

Other operating expense totaled $71.1 million, up 3% from $69.4 million in the prior quarter, primarily attributable to higher business promotion expense.

FOURTH QUARTER 2014 PERFORMANCE VS. THIRD QUARTER 2014 (continued)

The provision for income taxes in the current quarter totaled $101.8 million, representing an effective tax rate of 29.5%. The current quarter includes the $9.5 million income tax benefit related to Northern Trust’s decision to reinvest the pre-tax earnings of a foreign subsidiary indefinitely outside the U.S. The provision for income taxes in the prior quarter totaled $99.7 million representing an effective tax rate of 32.8%.

FULL YEAR 2014 PERFORMANCE VS. FULL YEAR 2013

Net income per diluted common share for the full year was $3.32, compared to $2.99 in the prior year. Net income for 2014 totaled $811.8 million, up $80.5 million, or 11%, from $731.3 million in 2013. The performance in 2014 produced a return on average common equity of 10.0% compared to 9.5% in 2013.

The current year includes pre-tax charges and write-offs totaling $47.5 million, as well as the $9.5 million income tax benefit related to Northern Trust’s decision to reinvest the pre-tax earnings of a foreign subsidiary indefinitely outside the U.S. Excluding these current year items, net income per diluted common share, net income and return on average common equity were $3.41, $833.6 million and 10.3%. The prior year included the $19.2 million pre-tax legal settlement charge and a $12.4 million pre-tax write-off of certain fee receivables resulting from the correction of an accrual methodology followed in prior years, offset by a $32.6 million pre-tax gain on the sale of an office building property. Excluding these prior year items, net income per diluted common share and return on average common equity in 2013 were unchanged from their reported amounts, while net income was $730.7 million.

Consolidated revenue totaled $4.33 billion in 2014, an increase of $241.9 million, or 6%, from $4.09 billion in the prior year. Noninterest income totaled $3.33 billion in 2014, up $169.5 million, or 5%, from $3.16 billion in 2013. The prior year included the $32.6 million gain on the sale of an office building property, partially offset by the $12.4 million write-off of certain fee receivables. Excluding these prior year items, noninterest income increased $189.7 million, or 6%, in 2014, primarily reflecting higher trust, investment and other servicing fees, partially offset by lower foreign exchange trading income.

FULL YEAR 2014 PERFORMANCE VS. FULL YEAR 2013 (continued)

Net interest income on an FTE basis in 2014 totaled $1.03 billion, an increase of $69.3 million, or 7%, from $965.6 million in 2013, due to higher levels of average earning assets, partially offset by a decline in the net interest margin to 1.08% in 2014 from 1.13% in 2013.

Noninterest expense totaled $3.14 billion in 2014, up $141.2 million, or 5%, from $2.99 billion in the prior year. The current year includes the charges and write-offs of $47.5 million, while the prior year included the $19.2 million legal settlement charge. Excluding these charges and write-offs, noninterest expense increased $112.9 million, or 4%, attributable to increased compensation, equipment and software, outside services and employee benefits expense.

The provision for income taxes in 2014 totaled $378.4 million, representing an effective tax rate of 31.8%. The current year includes the $9.5 million income tax benefit related to Northern Trust’s decision to reinvest the pre-tax earnings of a foreign subsidiary indefinitely outside the U.S. The provision for income taxes in 2013 totaled $344.2 million, representing an effective tax rate of 32.0%.

STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $8.5 billion, up 9% from the prior year quarter’s average of $7.8 billion. The increase is primarily attributable to earnings retained and the issuance of preferred stock in the current year, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share buyback program. On August 5, 2014, the Corporation issued 16,000 shares of preferred stock for proceeds of $388.5 million, net of underwriting discounts, commissions and other issuance costs. During the current quarter, the Corporation declared cash dividends totaling $9.5 million to preferred stockholders, payable January 1, 2015, covering the five-month period since issuance on August 5, 2014. During the three months and year ended December 31, 2014, the Corporation repurchased 2,485,633 shares of common stock at a cost of $165.5 million ($66.57 average price per share) and 7,487,114 shares of common stock at a cost of $480.7 million ($64.20 average price per share), respectively.

STOCKHOLDERS’ EQUITY (continued)

The capital ratios of Northern Trust and its principal subsidiary bank, The Northern Trust Company, remained strong at December 31, 2014, with all ratios applicable to classification as “well capitalized” under U.S. regulatory requirements having been exceeded.

Capital Ratios - Northern Trust Corporation	December 31, 2014		September 30, 2014		December 31, 2013 (c)
	Advanced (a) Approach	Standardized (b) Approach	Advanced (a) Approach	Standardized (b) Approach
Common Equity Tier 1	12.4%	12.5%	12.7%	12.8%	12.9%
Tier 1	13.2%	13.3%	13.4%	13.6%	13.4%
Total	15.0%	15.5%	15.3%	16.0%	15.8%
Leverage	n/a	7.8%	n/a	7.9%	7.9%

Capital Ratios - The Northern Trust Company	December 31, 2014		September 30, 2014		December 31, 2013 (c)
	Advanced (a) Approach	Standardized (b) Approach	Advanced (a) Approach	Standardized (b) Approach
Common Equity Tier 1	12.0%	11.8%	11.7%	11.6%	11.5%
Tier 1	12.0%	11.8%	11.7%	11.6%	11.5%
Total	13.8%	14.0%	13.7%	14.0%	14.3%
Leverage	n/a	6.9%	n/a	6.8%	6.8%

(a)	Effective with the second quarter of 2014, Northern Trust exited its parallel run. Accordingly, the December 31, 2014, and September 30, 2014, ratios are calculated in compliance with the Basel III Advanced Approach final rules released by the Board of Governors of the Federal Reserve on July 2, 2013.
(b)	Standardized Approach capital components in 2014 are determined by Basel III phased in requirements and risk weighted assets are determined by Basel I requirements. The December 31, 2014, and September 30, 2014, ratios calculated under the Standardized Approach comply with the final rules released by the Board of Governors of the Federal Reserve on July 2, 2013.
(c)	The December 31, 2013, ratios are calculated in accordance with Basel I requirements.

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE EQUIVALENT

Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. Management believes an FTE presentation provides a clearer indication of net interest margins for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. The tables below present a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on an FTE basis.

				Three Months Ended
	December 31, 2014			September 30, 2014			December 31, 2013
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$303.9	$7.0	$310.9	$293.8	$6.9	$300.7	$302.4	$9.2	$311.6
Interest Expense	40.0	—	40.0	44.5	—	44.5	52.5	—	52.5

Net Interest Income	$263.9	$7.0	$270.9	$249.3	$6.9	$256.2	$249.9	$9.2	$259.1

Net Interest Margin	1.05%		1.08%	1.02%		1.05%	1.08%		1.12%

	Full Year Ended
	December 31, 2014			December 31, 2013
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$1,186.9	$29.4	$1,216.3	$1,155.5	$32.5	$1,188.0
Interest Expense	181.4	—	181.4	222.4	—	222.4

Net Interest Income	$1,005.5	$29.4	$1,034.9	$933.1	$32.5	$965.6

Net Interest Margin	1.05%		1.08%	1.09%		1.13%

FORWARD-LOOKING STATEMENTS

This release may include forward-looking statements concerning Northern Trust’s financial results and outlook, capital adequacy, dividend policy, anticipated expense levels and technology spending, risk management policies, contingent liabilities, strategic initiatives, industry trends, and expectations regarding the impact of recent legislation. Forward-looking statements are typically identified by words or phrases such as “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “likely”, “may increase”, “plan”, “goal”, “target”, “strategy”, and similar expressions or future or conditional verbs such as “may”, “will”, “should”, “would”, and “could”. Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results, and involve risks and uncertainties that are difficult to predict. These statements are based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s fourth quarter earnings conference call will be webcast on January 21, 2015. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s website at:

https://www.northerntrust.com/financialreleases

The rebroadcast of the live call will be available on Northern Trust’s website from 2:00 p.m. CT on January 21, 2015, for approximately four weeks. Participants will need Windows Mediatm or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.

/ / /

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	FOURTH QUARTER
	2014	2013	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$728.2	$673.8	8%
Foreign Exchange Trading Income	60.7	50.8	19
Treasury Management Fees	16.2	17.5	(8)
Security Commissions and Trading Income	20.9	14.6	43
Other Operating Income	41.2	38.2	8
Investment Security Gains (Losses), net	(1.0)	0.4	N/M

Total Noninterest Income	866.2	795.3	9
Net Interest Income
Interest Income	303.9	302.4	1
Interest Expense	40.0	52.5	(24)

Net Interest Income	263.9	249.9	6
Total Revenue	1,130.1	1,045.2	8
Provision for Credit Losses	3.0	5.0	(40)
Noninterest Expense
Compensation	355.7	334.8	6
Employee Benefits	62.7	66.5	(6)
Outside Services	143.2	152.1	(6)
Equipment and Software	103.5	98.6	5
Occupancy	45.1	43.8	3
Other Operating Expense	71.1	98.7	(28)

Total Noninterest Expense	781.3	794.5	(2)

Income before Income Taxes	345.8	245.7	41
Provision for Income Taxes	101.8	76.0	34

NET INCOME	$244.0	$169.7	44%

Earnings Allocated to Participating Securities	$3.8	$2.7	41%
Earnings Allocated to Preferred Dividends	9.5	—	N/M
Earnings Allocated to Common and Potential Common Shares	230.7	167.0	38
Per Common Share
Net Income
Basic	$0.98	$0.70	40%
Diluted	0.98	0.70	40
Average Common Equity	$8,110.7	$7,775.7	4%
Return on Average Common Equity	11.47%	8.66%	32
Return on Average Assets	0.90%	0.68%	33
Cash Dividends Declared per Common Share	$0.33	$0.31	6%
Average Common Shares Outstanding (000s)
Basic	234,429	238,228
Diluted	236,369	239,656
Common Shares Outstanding (EOP) (000s)	233,391	237,322

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	FOURTH	THIRD
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2014	2014	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$728.2	$718.2	1%
Foreign Exchange Trading Income	60.7	46.4	31
Treasury Management Fees	16.2	16.4	(2)
Security Commissions and Trading Income	20.9	14.2	47
Other Operating Income	41.2	34.1	21
Investment Security Gains (Losses), net	(1.0)	0.3	N/M

Total Noninterest Income	866.2	829.6	4
Net Interest Income
Interest Income	303.9	293.8	3
Interest Expense	40.0	44.5	(10)

Net Interest Income	263.9	249.3	6
Total Revenue	1,130.1	1,078.9	5
Provision for Credit Losses	3.0	—	100
Noninterest Expense
Compensation	355.7	348.0	2
Employee Benefits	62.7	70.6	(11)
Outside Services	143.2	142.4	1
Equipment and Software	103.5	100.5	3
Occupancy	45.1	43.8	3
Other Operating Expense	71.1	69.4	3

Total Noninterest Expense	781.3	774.7	1

Income before Income Taxes	345.8	304.2	14
Provision for Income Taxes	101.8	99.7	2

NET INCOME	$244.0	$204.5	19%

Earnings Allocated to Participating Securities	$3.8	$3.5	9%
Earnings Allocated to Preferred Dividends	9.5	—	N/M
Earnings Allocated to Common and Potential Common Shares	230.7	201.0	15
Per Common Share
Net Income
Basic	$0.98	$0.85	15%
Diluted	0.98	0.84	17
Average Common Equity	$8,110.7	$8,044.7	1%
Return on Average Common Equity	11.47%	10.09%	14
Return on Average Assets	0.90%	0.77%	17
Cash Dividends Declared per Common Share	$0.33	$0.33	—%
Average Common Shares Outstanding (000s)
Basic	234,429	235,701
Diluted	236,369	237,737
Common Shares Outstanding (EOP) (000s)	233,391	235,505

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	TWELVE MONTHS
	2014	2013	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$2,832.8	$2,609.8	9%
Foreign Exchange Trading Income	210.1	244.4	(14)
Treasury Management Fees	66.0	69.0	(4)
Security Commissions and Trading Income	67.6	68.0	(1)
Other Operating Income	153.5	166.5	(8)
Investment Security Gains (Losses), net	(4.3)	(1.5)	181

Total Noninterest Income	3,325.7	3,156.2	5
Net Interest Income
Interest Income	1,186.9	1,155.5	3
Interest Expense	181.4	222.4	(18)

Net Interest Income	1,005.5	933.1	8
Total Revenue	4,331.2	4,089.3	6
Provision for Credit Losses	6.0	20.0	(70)
Noninterest Expense
Compensation	1,417.9	1,306.6	9
Employee Benefits	268.7	257.5	4
Outside Services	574.6	564.1	2
Equipment and Software	421.4	377.6	12
Occupancy	180.3	173.8	4
Other Operating Expense	272.1	314.2	(13)

Total Noninterest Expense	3,135.0	2,993.8	5

Income before Income Taxes	1,190.2	1,075.5	11
Provision for Income Taxes	378.4	344.2	10

NET INCOME	$811.8	$731.3	11%

Earnings Allocated to Participating Securities	$13.3	$11.9	12%
Earnings Allocated to Preferred Dividends	9.5	—	N/M
Earnings Allocated to Common and Potential Common Shares	789.0	719.4	10
Per Common Share
Net Income
Basic	$3.34	$3.01	11%
Diluted	3.32	2.99	11
Average Common Equity	$8,007.9	$7,667.0	4%
Return on Average Common Equity	10.02%	9.54%	5
Return on Average Assets	0.78%	0.77%	1
Cash Dividends Declared per Common Share	$1.30	$1.23	6%
Average Common Shares Outstanding (000s)
Basic	235,830	239,265
Diluted	237,720	240,555
Common Shares Outstanding (EOP) (000s)	233,391	237,322

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	DECEMBER 31
	2014	2013	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,062.7	$529.6	101%
Interest-Bearing Due from and Deposits with Banks (**)	16,649.1	19,397.4	(14)
Federal Reserve Deposits	17,386.3	12,911.5	35
Securities
U.S. Government	4,507.0	1,917.9	135
Obligations of States and Political Subdivisions	126.4	229.8	(45)
Government Sponsored Agency	16,407.6	17,563.8	(7)
Other (***)	13,110.5	11,431.7	15

Total Securities	34,151.5	31,143.2	10
Loans and Leases	31,640.2	29,385.5	8

Total Earning Assets	100,889.8	93,367.2	8
Allowance for Credit Losses Assigned to Loans and Leases	(267.0)	(278.1)	(4)
Cash and Due from Banks	1,329.7	3,162.4	(58)
Buildings and Equipment	444.3	458.8	(3)
Client Security Settlement Receivables	1,568.8	1,355.2	16
Goodwill	533.2	540.7	(1)
Other Assets	5,447.7	4,341.1	25

Total Assets	$109,946.5	$102,947.3	7%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,916.4	$14,991.5	6%
Savings Certificates and Other Time	1,757.4	1,874.4	(6)
Non-U.S. Offices - Interest-Bearing	47,545.0	48,461.7	(2)

Total Interest-Bearing Deposits	65,218.8	65,327.6	—
Short-Term Borrowings	3,503.2	3,441.0	2
Senior Notes	1,497.0	1,996.6	(25)
Long-Term Debt	1,615.1	1,709.2	(6)
Floating Rate Capital Debt	277.2	277.1	—

Total Interest-Related Funds	72,111.3	72,751.5	(1)
Demand and Other Noninterest-Bearing Deposits	25,538.2	18,770.5	36
Other Liabilities	3,848.1	3,513.3	10

Total Liabilities	101,497.6	95,035.3	7
Common Equity	8,060.4	7,912.0	2
Preferred Equity	388.5	—	N/M

Total Equity	8,448.9	7,912.0	7

Total Liabilities and Stockholders’ Equity	$109,946.5	$102,947.3	7%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheet in our periodic filings with the SEC.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheet in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	DECEMBER 31	SEPTEMBER 30
	2014	2014	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,062.7	$1,010.0	5%
Interest-Bearing Due from and Deposits with Banks (**)	16,649.1	15,334.5	9
Federal Reserve Deposits	17,386.3	21,328.0	(18)
Securities
U.S. Government	4,507.0	3,409.6	32
Obligations of States and Political Subdivisions	126.4	143.4	(12)
Government Sponsored Agency	16,407.6	16,197.2	1
Other (***)	13,110.5	12,991.2	1

Total Securities	34,151.5	32,741.4	4
Loans and Leases	31,640.2	30,719.9	3

Total Earning Assets	100,889.8	101,133.8	—
Allowance for Credit Losses Assigned to Loans and Leases	(267.0)	(269.4)	(1)
Cash and Due from Banks	1,329.7	2,918.9	(54)
Buildings and Equipment	444.3	436.6	2
Client Security Settlement Receivables	1,568.8	1,538.6	2
Goodwill	533.2	538.1	(1)
Other Assets	5,447.7	4,857.1	12

Total Assets	$109,946.5	$111,153.7	(1)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,916.4	$14,525.1	10%
Savings Certificates and Other Time	1,757.4	1,869.0	(6)
Non-U.S. Offices - Interest-Bearing	47,545.0	50,586.1	(6)

Total Interest-Bearing Deposits	65,218.8	66,980.2	(3)
Short-Term Borrowings	3,503.2	3,411.5	3
Senior Notes	1,497.0	1,496.9	—
Long-Term Debt	1,615.1	1,598.7	1
Floating Rate Capital Debt	277.2	277.2	—

Total Interest-Related Funds	72,111.3	73,764.5	(2)
Demand and Other Noninterest-Bearing Deposits	25,538.2	24,742.3	3
Other Liabilities	3,848.1	4,104.3	(6)

Total Liabilities	101,497.6	102,611.1	(1)
Common Equity	8,060.4	8,154.1	(1)
Preferred Equity	388.5	388.5	—

Total Equity	8,448.9	8,542.6	(1)

Total Liabilities and Stockholders’ Equity	$109,946.5	$111,153.7	(1)%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheet in our periodic filings with the SEC.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheet in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	FOURTH QUARTER
	2014	2013	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,045.8	$549.7	90%
Interest-Bearing Due from and Deposits with Banks (**)	16,458.7	18,264.9	(10)
Federal Reserve Deposits	17,020.9	13,220.9	29
Securities
U.S. Government	3,838.4	1,318.8	191
Obligations of States and Political Subdivisions	134.1	248.2	(46)
Government Sponsored Agency	16,495.1	17,574.6	(6)
Other (***)	13,044.1	11,566.5	13

Total Securities	33,511.7	30,708.1	9
Loans and Leases	31,351.4	28,858.1	9

Total Earning Assets	99,388.5	91,601.7	9
Allowance for Credit Losses Assigned to Loans and Leases	(267.1)	(283.8)	(6)
Cash and Due from Banks	1,217.4	2,676.5	(55)
Buildings and Equipment	441.2	454.2	(3)
Client Security Settlement Receivables	954.5	813.3	17
Goodwill	535.1	537.9	(1)
Other Assets	5,160.4	3,906.9	32

Total Assets	$107,430.0	$99,706.7	8%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,051.2	$14,340.8	5%
Savings Certificates and Other Time	1,829.3	1,861.6	(2)
Non-U.S. Offices - Interest-Bearing	48,817.9	47,920.3	2

Total Interest-Bearing Deposits	65,698.4	64,122.7	2
Short-Term Borrowings	4,364.4	4,989.9	(13)
Senior Notes	1,496.9	1,996.5	(25)
Long-Term Debt	1,613.4	1,485.8	9
Floating Rate Capital Debt	277.2	277.1	—

Total Interest-Related Funds	73,450.3	72,872.0	1
Demand and Other Noninterest-Bearing Deposits	21,732.7	16,004.8	36
Other Liabilities	3,747.8	3,054.2	23

Total Liabilities	98,930.8	91,931.0	8
Common Equity	8,110.7	7,775.7	4
Preferred Equity	388.5	—	N/M

Total Equity	8,499.2	7,775.7	9

Total Liabilities and Stockholders’ Equity	$107,430.0	$99,706.7	8%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheet in our periodic filings with the SEC.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheet in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	FOURTH	THIRD
($ In Millions)	QUARTER	QUARTER
	2014	2014	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,045.8	$923.1	13%
Interest-Bearing Due from and Deposits with Banks (**)	16,458.7	16,288.3	1
Federal Reserve Deposits	17,020.9	15,914.3	7
Securities
U.S. Government	3,838.4	3,031.9	27
Obligations of States and Political Subdivisions	134.1	148.5	(10)
Government Sponsored Agency	16,495.1	17,385.6	(5)
Other (***)	13,044.1	13,019.4	—

Total Securities	33,511.7	33,585.4	—
Loans and Leases	31,351.4	30,256.4	4

Total Earning Assets	99,388.5	96,967.5	2
Allowance for Credit Losses Assigned to Loans and Leases	(267.1)	(273.4)	(2)
Cash and Due from Banks	1,217.4	2,783.0	(56)
Buildings and Equipment	441.2	445.6	(1)
Client Security Settlement Receivables	954.5	820.8	16
Goodwill	535.1	541.9	(1)
Other Assets	5,160.4	3,959.3	30

Total Assets	$107,430.0	$105,244.7	2%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,051.2	$15,019.0	—%
Savings Certificates and Other Time	1,829.3	1,902.9	(4)
Non-U.S. Offices - Interest-Bearing	48,817.9	48,725.5	—

Total Interest-Bearing Deposits	65,698.4	65,647.4	—
Short-Term Borrowings	4,364.4	4,860.3	(10)
Senior Notes	1,496.9	1,496.8	—
Long-Term Debt	1,613.4	1,636.5	(1)
Floating Rate Capital Debt	277.2	277.2	—

Total Interest-Related Funds	73,450.3	73,918.2	(1)
Demand and Other Noninterest-Bearing Deposits	21,732.7	20,069.8	8
Other Liabilities	3,747.8	2,971.2	26

Total Liabilities	98,930.8	96,959.2	2
Common Equity	8,110.7	8,044.7	1
Preferred Equity	388.5	240.8	61

Total Equity	8,499.2	8,285.5	3

Total Liabilities and Stockholders’ Equity	$107,430.0	$105,244.7	2%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheet in our periodic filings with the SEC.
(***)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheet in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2014				2013
($ In Millions Except Per Share Data)	QUARTERS				QUARTER
	FOURTH	THIRD	SECOND	FIRST	FOURTH
Net Income Summary
Trust, Investment and Other Servicing Fees	$728.2	$718.2	$706.9	$679.5	$673.8
Other Noninterest Income	138.0	111.4	128.2	115.3	121.5
Net Interest Income	263.9	249.3	246.6	245.7	249.9

Total Revenue	1,130.1	1,078.9	1,081.7	1,040.5	1,045.2
Provision for Credit Losses	3.0	—	—	3.0	5.0
Noninterest Expense	781.3	774.7	811.0	768.0	794.5

Income before Income Taxes	345.8	304.2	270.7	269.5	245.7
Provision for Income Taxes	101.8	99.7	88.8	88.1	76.0

Net Income	$244.0	$204.5	$181.9	$181.4	$169.7

Per Common Share
Net Income - Basic	$0.98	$0.85	$0.76	$0.75	$0.70
- Diluted	0.98	0.84	0.75	0.75	0.70
Cash Dividends Declared per Common Share	0.33	0.33	0.33	0.31	0.31
Book Value (EOP)	34.54	34.62	34.14	33.61	33.34
Market Value (EOP)	67.40	68.03	64.21	65.56	61.89
Financial Ratios
Return on Average Common Equity	11.47%	10.09%	9.18%	9.28%	8.66%
Return on Average Assets	0.90	0.77	0.71	0.73	0.68
Net Interest Margin (GAAP)	1.05	1.02	1.04	1.09	1.08
Net Interest Margin (FTE)	1.08	1.05	1.06	1.12	1.12
Capital Ratios
Standardized Approach
Common Equity Tier 1	12.5%	12.8%	12.7%	12.8%	12.9%
Tier 1	13.3	13.6	12.9	13.0	13.4
Total	15.5	16.0	15.4	15.5	15.8
Leverage	7.8	7.9	7.6	7.8	7.9
Advanced Approach
Common Equity Tier 1	12.4%	12.7%	12.7%	n/a	n/a
Tier 1	13.2	13.4	12.9	n/a	n/a
Total	15.0	15.3	14.9	n/a	n/a
Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$5,453.1	$5,403.1	$5,488.0	$5,249.9	$5,079.7
Wealth Management	515.7	507.2	516.6	503.6	496.0

Total Assets Under Custody	$5,968.8	$5,910.3	$6,004.6	$5,753.5	$5,575.7

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$709.6	$702.9	$701.5	$698.2	$662.7
Wealth Management	224.5	220.4	222.9	217.2	221.8

Total Assets Under Management	$934.1	$923.3	$924.4	$915.4	$884.5

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$215.7	$220.5	$229.3	$259.9	$262.8
Other Real Estate Owned (OREO)	16.6	10.7	12.6	9.8	11.9

Total Nonperforming Assets	$232.3	$231.2	$241.9	$269.7	$274.7

Nonperforming Assets / Loans and Leases and OREO	0.73%	0.75%	0.79%	0.91%	0.93%
Gross Charge-offs	$8.2	$8.6	$7.8	$11.5	$19.5
Less: Gross Recoveries	2.8	3.4	1.9	10.0	4.9

Net Charge-offs	$5.4	$5.2	$5.9	$1.5	$14.6

Net Charge-offs (Annualized) to Average Loans and Leases	0.07%	0.07%	0.08%	0.02%	0.20%
Allowance for Credit Losses Assigned to Loans and Leases	$267.0	$269.4	$275.2	$279.2	$278.1
Allowance to Nonperforming Loans and Leases	1.2x	1.2x	1.2x	1.1x	1.1x
Allowance for Other Credit-Related Exposures	$28.9	$28.9	$28.3	$30.2	$29.8